UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

AvidXchange Holdings, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following FAQs were sent to customer-facing teammates and executive team members of AvidXchange Holdings, Inc. on May 22, 2025.

1.	What does this acquisition mean for the future of AvidXchange? Will the management team change?

As a privately held company, we believe we’ll have greater flexibility to invest in innovation, accelerate our product roadmap, and drive long-term growth without being constrained by short-term market expectations or current market volatility.

Our executive team, led by our CEO and Co-Founder, Michael Praeger, and our President, Dan Drees, will remain in place and are fully committed to delivering innovative, integrated solutions that deliver greater efficiency, visibility, and control for our customers.

2.	What changes (if any) will customers experience in their day-to-day interactions with AvidXchange?

No changes are planned. AvidXchange will continue to operate independently under its own brand and with the same leadership team.

AvidXchange’s payment processes (e.g. ACH originator IDs, checks, etc.) and customers’ day-to-day interactions with AvidXchange will remain the same.

3.	Will there be any disruptions to current services or support?

No. We are fully committed to maintaining the same high level of service and support. Our teams remain focused on delivering excellence for our customers.

4.	Will anything change in how suppliers get paid?

No. Suppliers will continue to receive payments as they do today. The acquisition does not affect the systems or processes used to deliver payments.

5.	Will this impact the timing of payments suppliers receive?

No. Payment processing schedules remain the same, and we remain focused on providing every supplier in our network with accurate, on-time payments.

6.	Who should suppliers contact with questions about payments?

Suppliers’ current support contacts and communication channels remain the same. Our supplier support team is here to assist suppliers with any questions or concerns.

7.	What is Corpay’s role in this deal?

Corpay will acquire a minority interest in AvidXchange. Post-closing, TPG will be the controlling shareholder. AvidXchange remains your partner and continues to own the end-to-end payment experience. We remain fully accountable for your overall payment experience and are committed to supporting you every step of the way.

8.	Will the acquisition shift AvidXchange’s focus away from AP innovation and toward payments?

No. Our strategy is centered on delivering intelligent AP automation software and payment solutions, and our decision to transition to a privately held company does not change our commitments in these areas. TPG and Corpay are investing in AvidXchange because they support our strategy and direction.

9.	Is AvidXchange planning cost cuts or service reductions to meet investor goals?

No. AvidXchange is not planning cost cuts or service reductions at this time. This agreement with TPG in partnership with Corpay is designed to deliver sustainable, long-term growth. We’re investing in customer success, not reducing it.

10.	How will AvidXchange avoid the innovation slowdown that sometimes follows acquisitions?

This new partnership and our decision to become a privately held company will allow us to continue our focus on driving innovation and delivering meaningful enhancements. AvidXchange is excited about the transaction, which we expect to help accelerate growth and innovation for our customers.

11.	Will customers experience forced migrations, disruptions, or service delays?

No. There are no plans in place that would result in customer migrations, disruptions, or delays.

12.	Does Corpay’s involvement mean customers will be forced onto new payment methods or products?

No. Suppliers will continue to receive payments through their preferred payment method, and we will continue to support a broad range of payment types.

13.	Are there plans to consolidate or eliminate AvidXchange offerings to align with Corpay’s platform?

No, AvidXchange will continue to operate as its own brand and platform, independent of Corpay. There are no plans to consolidate or eliminate any of our offerings. This partnership is about strengthening and scaling what we’ve built, not replacing it.

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction (the “Transaction”) involving AvidXchange Holdings, Inc. (“AvidXchange,” the “Company” or “us”), Arrow Borrower 2025, Inc. (“Parent”) and Arrow Merger Sub 2025, Inc. The Transaction will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Transaction, the Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Transaction and related matters. The Company, affiliates of the Company and affiliates of Parent intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents containing important information about the Company and the Transaction that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or at the Company’s website at ir.avidxchange.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 30, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about future events, which are subject to change. Any statements as to the expected timing, completion and effects of the Transaction or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

These risks, uncertainties, assumptions and other important factors that might materially affect such forward-looking statements include, but are not limited to: (i) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; (ii) the possibility that the Company’s stockholders may not approve the Transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into pursuant to the Transaction; (iv) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all; (v) the risk of any litigation relating to the Transaction; (vi) the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain buyers and retain and hire key personnel and maintain relationships with buyers, suppliers, employees, stockholders and other business relationships and on the Company’s operating results and business generally; (vii) the risk that the Transaction and its announcement could have adverse effects on the market price of the Company’s common stock; (viii) the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; (ix) the risk that restrictions on the Company’s conduct during the pendency of the Transaction may impact the Company’s ability to pursue certain business opportunities; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (xii) the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; (xiii) the Company’s ability to enter into new strategic relationships and to further develop existing strategic relationships, including relationships with accounting and enterprise resource planning software providers, financial institutions, payment processing and other service providers; (xiv) the Company’s ability to develop or acquire and deploy new solutions; (xv) the Company’s ability to raise capital and the terms of those financings; (xvi) the Company’s ability to identify and respond to cybersecurity threats and incidents; (xvii) the risk posed by legislative, regulatory and economic developments affecting the Company’s business; (xviii) general economic and market developments and conditions, including with respect to federal monetary policy, federal trade policy, interest rates, interchange rates, labor shortages and supply chain issues; and (xix) the other risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.